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                                                                     EXHIBIT 5.1

Associates First Capital Corporation
250 East Carpenter Freeway
Irving, Texas 75062




                               September 15, 1998



Associates First Capital Corporation
250 E. Carpenter Freeway
Irving, TX 75062-2729

Ladies and Gentlemen:


         I am Vice President and Assistant General Counsel of Associates First Capital Corporation, a Delaware corporation (the "Company"), and I have advised the Company in connection with the registration, pursuant to the Registration Statement on Form S-3 (File No. 333-62875) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), of up to $7,500,000,000 of the Company's (i) debt securities ("Debt Securities"), (ii) preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) Class A Common Stock, par value $.01 per share (the "Common Stock"), (iv) warrants to purchase Debt Securities, Preferred Stock or Class A Common Stock (the "Warrants"), (v) stock purchase contracts to purchase Class A Common Stock (the "Stock Purchase Contracts") and/or (vi) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and any of (x) Debt Securities (y) debt obligations of third parties, including U.S. Treasury Securities, or (z) Preferred Securities of Associates First Capital Trust I, Associates First Capital Trust II or Associates First Capital Trust III (each, an "Associates Trust") and (vii) the guarantee of the Company of any Preferred Securities issued by each Associates Trust pursuant to a Guarantee Agreement to be executed by the Company (the "Guarantees"), each to be offered from time to time by the Company pursuant to the Registration Statement. The Debt Securities, the Preferred Stock, the Class A Common Stock, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units and the Guarantees shall be collectively referred to as the "Offered Securities."


         In connection with the filing of the Registration Statement, you have requested my opinion concerning certain corporate matters.

         When (i) the Registration Statement has become effective under the Act,
(ii) the terms of any class or series of Offered Securities have been authorized by appropriate action of the Company in a manner that would not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by a court or a governmental or regulatory body having jurisdiction over the Company, (iii) any such class or series of Offered Securities has been duly issued and sold, and payment has been received for such Offered Securities in the


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Associates First Capital Corporation
September 14, 1998
Page 2


manner contemplated in the Registration Statement and any prospectus supplement relating thereto, then (a) the Preferred Stock and Class A Common Stock will be validly issued, fully paid and nonassessable and (b) the Debt Securities, the Warrants, the Stock Purchase Units and the Guarantees will be duly authorized and legally issued and will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (y) general principles of equity (regardless of whether considered in a proceeding or law or in equity) and (z) the qualification that the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

         I hereby consent that the foregoing opinion may be filed as an exhibit to the above referenced Registration Statement. I further consent to the use of my name in the Registration Statement and the Prospectus related thereto.

         By his signature below, Timothy M. Hayes hereby consents to the use of his name in the Registration Statement and the Prospectus related thereto.

                                  Very truly yours,


                                  /s/ FREDERIC C. LISKOW
                                  Frederic C. Liskow
                                  Vice President and Assistant General Counsel


Consent


/s/ TIMOTHY M. HAYES
--------------------------------------------
Timothy M. Hayes
Vice President and Assistant General Counsel